Exhibit 4.1

Execution Version

TALEN ENERGY SUPPLY, LLC

(formerly known as PPL Energy Supply, LLC), Issuer

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 14

Dated as of June 2, 2016

Supplemental to the Indenture

Dated as of October 1, 2001

Providing for the addition of the parties listed on Schedule A attached hereto as Guarantors of the Securities under the Indenture designated

“Senior Notes, 6.500% Series due 2025”

SUPPLEMENTAL INDENTURE NO. 14, dated as of June         , 2016, between TALEN ENERGY SUPPLY, LLC (formerly known as PPL Energy Supply, LLC), a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and THE BANK OF NEW YORK MELLON (as successor to The Chase Manhattan Bank), a New York banking corporation, as Trustee (herein called the “Trustee”), under the Indenture dated as of October 1, 2001 (herein called the “Original Indenture”), this Supplemental Indenture No. 14 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are herein sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein.

As contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company previously established a series of Securities designated “Senior Notes, 6.500% Series due 2025” pursuant to Supplemental Indenture No. 13, dated as of May 19, 2015, to the Original Indenture (“Supplemental Indenture No. 13”), such series to be limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $600,000,000 (such series of Securities herein and in such Supplemental Indenture No. 13 sometimes called “Series No. 11”).

The Company is a wholly owned indirect subsidiary of Talen Energy Corporation, a Delaware corporation (“Talen”). CRJ Parent LLC, RPH Parent LLC and SPH Parent LLC (collectively, “Parent”), RJS Merger Sub Inc. (“Merger Sub”) and Talen have entered into that certain Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), pursuant to which Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, will merge with and into Talen (the “Merger”), with Talen continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger and the other transactions contemplated by the Merger Agreement are herein referred to as the “Transactions.”

As contemplated by Section 1201(b) of the Original Indenture, the Company wishes, from and after the closing date of the Transactions (the “Trigger Date”), to cause its subsidiaries listed on Schedule A attached hereto (the “Guarantors”) to unconditionally guarantee all of the Company’s obligations under the Securities of Series No. 11 (the “Guarantees”).

The Company and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture No. 14 to provide for the execution and delivery of the Guarantees, and have duly authorized such Guarantees. All acts necessary to make this Supplemental Indenture No. 14 a valid agreement of the Company and the Guarantors and to provide for the execution and delivery of the Guarantees from and after the Trigger Date have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 14 WITNESSETH:

For and in consideration of the premises set forth herein and in order to enhance the Securities of Series No. 11, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of Series No. 11, as follows:

ARTICLE ONE

Guarantees of Securities of Series No. 11

Section 1. Springing Guarantees. The guarantees evidenced by this Supplemental Indenture shall become effective if and when the Trigger Date, as defined above in the Recitals of the Company, occurs. The guarantees evidenced by this Supplemental Indenture are intended to be a present obligation of a future contingent commitment.

Section 2. Guarantees. Each of the Guarantors hereby agrees, from and after the Trigger Date, to absolutely and unconditionally guarantee, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, on a senior basis to each Holder of the Securities of Series No. 11 authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns that:

(a) the principal of, and premium, if any, interest on, if any, or additional amounts on, if any, the Securities of Series No. 11 will be promptly paid in full when due, whether at Stated Maturity, by acceleration, upon repurchase or redemption, or otherwise, and interest on the overdue principal of, and premium, if any, and (to the extent permitted by law) interest, if any, on the Securities of Series No. 11 and all other payment obligations of the Company to the Holders or the Trustee under the Indenture or the Securities of Series No. 11 will be promptly paid in full when due and performed, all in accordance with the terms hereof and thereof; and

(b) in case of any extension of time of payment or renewal of any of the Securities of Series No. 11 or any of such other obligations of the Company under the Indenture, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption, or otherwise.

Each Guarantor agrees that this will be an absolute, unconditional, present and continuing guarantee of payment and performance (and not a guarantee of collection) and will be in no way conditioned upon any attempt to collect from the Company or any other Guarantor or any other action, occurrence or circumstance whatsoever.

The Guarantors agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of Series No. 11 or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance by the obligations contained in the Securities of Series No. 11 and the Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 8 of the Indenture for the purposes of its guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 8 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the existence of such right does not impair the rights of the Holders under the guarantees hereunder.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the notes under the Indenture and that the guarantee and waivers made by it pursuant to its guarantee hereunder are knowingly made in contemplation of such benefits.

Section 3. Release of Guarantees.

(a) Unless an Event of Default has occurred and is continuing and, to the extent applicable, subject to compliance by the Company with Section 6 of Supplemental Indenture No. 13, a Guarantor will be automatically and unconditionally released from its obligations hereunder and this Guaranty will be deemed to be terminated with respect to such Guarantor, without any release, agreement or other action by the Trustee, the Company, any Holder or any other Person, upon: (i) any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company; (ii) any sale or other disposition of the capital stock of, or equity interests in, such Guarantor, following which such Guarantor is no longer a subsidiary of the Company; (iii) satisfaction and discharge of the Securities of Series No. 11 in accordance with Article 7 of the Indenture; or (iv) the dissolution or liquidation of such Guarantor. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the conditions described in the foregoing clauses (i) through (iv) has occurred, the Trustee shall execute any documents reasonably requested by the Company (in form and substance reasonably satisfactory to the Trustee) at the Company’s expense in order to evidence the release of any Guarantor (other than the Company) from its obligations under its Guarantee.

(b) Notwithstanding the foregoing and in addition to its other rights hereunder and under the Original Indenture, Supplemental Indenture No. 13 and the Securities of Series No. 11, the Company may elect, in its sole discretion, to release any or all of the Guarantors from their obligations hereunder (i) upon receipt from either Rating Agency of written confirmation that the rating assigned to the Securities of Series No. 11 by such Rating Agency shall be no lower than such rating immediately prior to such release, after giving effect to the occurrence of such release, or (ii) upon receipt of consent to such release by Holders of the Securities of Series No. 11 constituting at least a majority in aggregate principal amount of the Securities of Series No. 11 then outstanding.

(c) The Company shall provide written notice to the Trustee upon the occurrence of any release pursuant to this Section 3.

(d) For the avoidance of doubt, upon the release of any Guarantor from its obligations hereunder, any Guarantor not so released from its obligations hereunder shall remain liable for the full amount of principal of and interest, if any, premium, if any, or additional amounts, if any, on the Securities of Series No. 11 and for the other obligations of such Guarantor under the Indenture as provided in this Supplemental Indenture.

Section 4. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Guarantees, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of bankruptcy or insolvency laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state or foreign law to the extent applicable to any Guarantee. The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state or foreign law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 5. Execution of Guarantee. The execution by each Guarantor of this Supplemental Indenture evidences the Guarantee of such Guarantor from and after the Trigger Date, whether or not the person signing as an officer of the Guarantor held that office at the time of authentication of any of the Securities of Series No. 11. The Company shall provide the Trustee with written notice of the occurrence of the Trigger Date.

Section 6. Ranking. Each Guarantor covenants and agrees that its obligation to make payments of any amounts hereunder constitutes an unsecured obligation of the Guarantor ranking (1) pari passu with all existing and future senior unsecured indebtedness of such Guarantor and (2) senior in right of payment to all existing and future subordinated indebtedness of such Guarantor.

Section 7. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor under the provisions of this Supplemental Indenture; provided that no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Securities of Series No. 11 shall have been paid in full.

ARTICLE TWO

Miscellaneous Provisions

Section 1. This Supplemental Indenture No. 14 is a supplement to the Original Indenture and Supplemental Indenture No. 13. As supplemented by this Supplemental Indenture No. 14, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 14 shall together constitute one and the same instrument.

Section 2. The recitals contained in this Supplemental Indenture No. 14 shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 14.

Section 3. This Supplemental Indenture shall be governed by, and construed in accordance with the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

Section 4. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 14 to be duly executed as of the day and year first written above.

TALEN ENERGY SUPPLY, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TALEN INVESTMENT CORPORATION, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TALEN GENERATION, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

SUSQUEHANNA NUCLEAR, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

MARTINS CREEK, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 14]

BRUNNER ISLAND, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PENNSYLVANIA MINES, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

MONTOUR, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

LOWER MOUNT BETHEL ENERGY, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER GENERATION HOLDINGS, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER FINANCE LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 14]

RAVEN POWER OPERATING LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER MARKETING LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER FORT SMALLWOOD LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN LOT 15 LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN FS PROPERTY HOLDINGS LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 14]

FORT ARMISTEAD ROAD – LOT 15 LANDFILL, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

H.A. WAGNER LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

BRANDON SHORES LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

JADE POWER GENERATION HOLDINGS LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

C/R TOPAZ HOLDINGS, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TOPAZ POWER GROUP GP II, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 14]

TOPAZ POWER GROUP LP II, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

BARNEY M. DAVIS, LP, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

LAREDO WLE, LP, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

NUECES BAY WLE, LP, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TALEN ENERGY MARKETING, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TOPAZ POWER HOLDINGS, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 14]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Supplemental Indenture No. 14]

Acknowledged and agreed:

TALEN ENERGY SUPPLY, LLC, as the Company

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 14]

SCHEDULE A

GUARANTORS

Talen Investment Corporation	Raven Lot 15 LLC

Talen Generation, LLC	Raven FS Property Holdings LLC

Susquehanna Nuclear, LLC	Fort Armistead Road – Lot 15 Landfill, LLC

Martins Creek, LLC	H.A. Wagner LLC

Brunner Island, LLC	Brandon Shores LLC

Pennsylvania Mines, LLC	Jade Power Generation Holdings LLC

Montour, LLC	C/R Topaz Holdings, LLC

Lower Mount Bethel Energy, LLC	Topaz Power Group GP II, LLC

Raven Power Generation Holdings, LLC	Topaz Power Group LP II, LLC

Raven Power Finance LLC	Barney M. Davis, LP

Raven Power Operating LLC	Laredo WLE, LP

Raven Power Marketing LLC	Nueces Bay WLE, LP

Raven Power Fort Smallwood LLC	Talen Energy Marketing, LLC

Topaz Power Holdings, LLC